UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2012

MYREXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 15, 2012, Myrexis, Inc. (the “Company”) issued a press release announcing that its Board of Directors has retained Stifel Nicolaus Weisel (“Stifel”), an investment banking firm, to assist it in reviewing and evaluating a full range of strategic alternatives available to the Company to enhance shareholder value, and that it has suspended development activities on all its pre-clinical and clinical programs.

The decisions to engage Stifel and to suspend the Company’s pre-clinical and clinical programs was authorized by the Company’s Board of Directors on February 12, 2012, and is a result of the Company’s previously disclosed completion of an in-depth review of its drug development pipeline in order to objectively assess the technical, regulatory and economic potential of each of its drug development programs and to facilitate an effective allocation of the Company’s resources.

The Company will initiate an alignment of resources consistent with its decision to suspend further development activities. The estimated costs associated with this course of action and charges that will result in future cash expenditures cannot be determined in good faith by the Company at this time. However, the Company undertakes to file an amendment to this Current Report on Form 8-K within four business days after making a determination of such estimates or range of estimates.

A copy of the press release, dated February 15, 2012, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On February 15, 2012, the Company issued a press release announcing that its Board of Directors has retained Stifel to assist it in reviewing and evaluating a full range of strategic alternatives available to the Company to enhance shareholder value, and that it has suspended development activities on all its pre-clinical and clinical programs, as described in Item 2.05 of this Current Report on Form 8-K. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release dated February 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYREXIS, INC.

Dated: February 16, 2012	/s/ Andrea Kendell
Andrea Kendell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 15, 2012.

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